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                                                                     EXHIBIT 4.6


                                  PIPER IMPACT
                                   401(k) PLAN



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                                TABLE OF CONTENTS

                                                                                                              SECTION
ARTICLE I - DEFINITIONS

         Account...............................................................................................1.01
         Active Service........................................................................................1.02
         Affiliated Employer...................................................................................1.03
         Annual Compensation...................................................................................1.04
         Annuity Starting Date.................................................................................1.05
         Beneficiary" or "Beneficiaries........................................................................1.06
         Board of Directors....................................................................................1.07
         Code..................................................................................................1.08
         Committee.............................................................................................1.09
         Considered Compensation...............................................................................1.10
         Contribution..........................................................................................1.11
         Direct Rollover.......................................................................................1.12
         Disability............................................................................................1.13
         Distributee...........................................................................................1.14
         Eligible Retirement Plan..............................................................................1.15
         Eligible Rollover Distribution........................................................................1.16
         Employee..............................................................................................1.17
         Employer or Employers.................................................................................1.18
         ERISA.................................................................................................1.19
         Excess Deferral.......................................................................................1.20
         Five Percent Owner....................................................................................1.21
         Highly Compensated Employee...........................................................................1.22
         Hour of Service.......................................................................................1.23
         Leased Employee.......................................................................................1.24
         Matched Salary Deferral Contribution..................................................................1.25
         Member................................................................................................1.26
         Non-Highly Compensated Employee.......................................................................1.27
         Period of Service.....................................................................................1.28
         Period of Severance...................................................................................1.29
         Plan..................................................................................................1.30
         Plan Year.............................................................................................1.31
         Qualified Domestic Relations Order....................................................................1.32
         QJSA..................................................................................................1.33
         QPSA..................................................................................................1.34
         Regulation............................................................................................1.35
         Required Beginning Date...............................................................................1.36
         Retirement Age........................................................................................1.37
         Rollover Contribution.................................................................................1.38
         Separation From Service...............................................................................1.39


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
         Service...............................................................................................1.40
         Severs Service........................................................................................1.41
         Sponsor...............................................................................................1.42
         Sponsor Stock.........................................................................................1.43
         Spouse................................................................................................1.44
         Transferred...........................................................................................1.45
         Trust.................................................................................................1.46
         Trustee...............................................................................................1.47
         Trust Fund............................................................................................1.48
         Valuation Date........................................................................................1.49

ARTICLE II - ACTIVE SERVICE

         When Active Service Begins............................................................................2.01
         Aggregation of Service................................................................................2.02
         Periods of Service of Less Than One Year..............................................................2.03
         Service Prior to Severance............................................................................2.04
         Periods of Severance Due to Child Birth or Adoption...................................................2.05
         Transfers.............................................................................................2.06
         Employment Records Conclusive.........................................................................2.07
         Service Credit Required under Federal Law.............................................................2.08
         Special Transitional Rule.............................................................................2.09
         Credit for Service With Piper Impact, Inc. a Tennessee Corporation....................................2.10

ARTICLE III - ELIGIBILITY

         Eligibility Requirements..............................................................................3.01
         Eligibility Upon Reemployment.........................................................................3.02
         Cessation of Participation............................................................................3.03
         Recommencement of Participation.......................................................................3.04

ARTICLE IV - CONTRIBUTIONS

         Salary Deferral Contributions.........................................................................4.01
         Employer Matching Contributions.......................................................................4.02
         Supplemental Contributions............................................................................4.03
         Rollover Contributions and Plan-to-Plan Transfers.....................................................4.04
         Qualified Nonelective Employer Contributions..........................................................4.05
         Restoration Contributions.............................................................................4.06
         Nondeductible Contributions Not Required..............................................................4.07
         Form of Payment of Contributions......................................................................4.08
         Deadline for Payment of Employer Contributions........................................................4.09
         Return of Contributions for Mistake, Disqualification or Disallowance
                  of Deduction.................................................................................4.10


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
ARTICLE V - ALLOCATION AND VALUATION OF ACCOUNTS

         Information Statements from Employer..................................................................5.01
         Allocation of Salary Deferral Contribution............................................................5.02
         Allocation of Matching Employer Contribution..........................................................5.03
         Allocation of Supplemental Contribution...............................................................5.04
         Allocation of Qualified Nonelective Employer Contribution.............................................5.05
         Allocation of Dividends on Sponsor Stock..............................................................5.06
         Sponsor Stock Splits..................................................................................5.07
         Valuation of Accounts.................................................................................5.08
         Allocation of Forfeitures.............................................................................5.09
         Restoration of Forfeited Amounts......................................................................5.10
         No Vesting Unless Otherwise Prescribed................................................................5.11

ARTICLE VI - BENEFITS

         Valuation of Accounts for Withdrawals and Distributions...............................................6.01
         Death Benefit.........................................................................................6.02
         Retirement Benefit....................................................................................6.03
         Disability Benefit....................................................................................6.04
         Severance Benefit.....................................................................................6.05
         Distributions Pursuant to Qualified Domestic Relations Orders.........................................6.06
         Financial Hardship Distributions......................................................................6.07
         Age 59 1/2 Distributions..............................................................................6.08
         Loans.................................................................................................6.09
         Forfeiture by Lost Members or Beneficiaries...........................................................6.10
         Forfeiture on Termination of Participation............................................................6.11
         Claims Procedure......................................................................................6.12
         Normal Form of Distributions..........................................................................6.13
         Direct Rollover Option................................................................................6.14
         Choice of Distribution Methods........................................................................6.15
         Single Sum Payments of Small Amounts Upon Separation From Service.....................................6.16
         Consent to Distributions Upon Separation From Service.................................................6.17
         Qualified Joint and Survivor Annuity Requirements.....................................................6.18
         Qualified Preretirement Survivor Annuity Requirements.................................................6.19
         Information Provided to Members.......................................................................6.20
         Optional Forms of Distributions.......................................................................6.21
         Time of Distributions.................................................................................6.22
         Designation of Beneficiary............................................................................6.23
         Distributions to Disabled Persons.....................................................................6.24

ARTICLE VII - ADMINISTRATION OF THE PLAN

         Appointment, Term of Service & Removal................................................................7.01


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
         Powers................................................................................................7.02
         Organization..........................................................................................7.03
         Quorum and Majority Action............................................................................7.04
         Signatures............................................................................................7.05
         Disqualification of Committee Member..................................................................7.06
         Disclosure to Members.................................................................................7.07
         Liability of Committee and Liability Insurance........................................................7.08
         Exemption from Bond...................................................................................7.09
         Compensation..........................................................................................7.10
         Persons Serving in Dual Fiduciary Roles...............................................................7.11
         Administrator.........................................................................................7.12

ARTICLE VIII - TRUST FUND AND CONTRIBUTIONS

         Funding of Plan.......................................................................................8.01
         Incorporation of Trust................................................................................8.02
         Authority of Trustee..................................................................................8.03
         Allocation of Responsibility..........................................................................8.04

ARTICLE IX - ADOPTION OF PLAN BY OTHER EMPLOYERS

         Adoption Procedure....................................................................................9.01
         No Joint Venture Implied..............................................................................9.02
         All Trust Assets Available to Pay All Benefits........................................................9.03
         Qualification a Condition Precedent to Adoption and Continued Participation...........................9.04

ARTICLE X - AMENDMENT AND TERMINATION

         Right to Amend and Limitations Thereon...............................................................10.01
         Mandatory Amendments.................................................................................10.02
         Withdrawal of Employer...............................................................................10.03
         Termination of Plan..................................................................................10.04
         Partial or Complete Termination or Complete Discontinuance of Contributions..........................10.05
         Continuance Permitted Upon Sale or Transfer of Assets................................................10.06

ARTICLE XI - MISCELLANEOUS

         Plan Not an Employment Contract......................................................................11.01
         Benefits Provided Solely From Trust..................................................................11.02
         Assignments Prohibited...............................................................................11.03
         Requirements Upon Merger or Consideration of Plans...................................................11.04
         Gender of Words Used.................................................................................11.05
         Severability.........................................................................................11.06
         Reemployed Veterans..................................................................................11.08
         Governing Law........................................................................................11.09


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         APPENDIX A - LIMITATIONS ON CONTRIBUTIONS

         APPENDIX B - TOP-HEAVY REQUIREMENTS

         APPENDIX C - OPTIONAL FORMS OF DISTRIBUTIONS


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                                  PIPER IMPACT
                                   401(k) PLAN

         THIS AGREEMENT adopted by Piper Impact, Inc., a Delaware corporation (the "Sponsor"),

                              W I T N E S S E T H:

         WHEREAS, effective January 1, 1995, Piper Impact, Inc., a Tennessee corporation (the "Prior Employer") established the Piper Impact 401(k) Plan (the "Plan") which is intended to be a profit sharing plan that satisfies the requirements of sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, effective as of March 29, 1996, the Sponsor purchased substantially all of the assets of the Prior Employer;

         WHEREAS, on August 9, 1996, the Sponsor assumed sponsorship of the Plan and the Prior Employer terminated its participation in the Plan; and

         WHEREAS, the Sponsor desires to amend and restate the Plan;

         NOW, THEREFORE, the Plan is hereby amended and restated in its entirety as set forth below.


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                                    ARTICLE I

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.

         1.01 "ACCOUNT" means all ledger accounts pertaining to a Member which are maintained by the Committee to reflect the Member's interest in the Trust Fund. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary to reflect the entire interest of the Member in the Trust Fund. Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust Fund, if any, and the appreciation or depreciation of the assets in the Trust Fund and the income earned or loss incurred on the assets in the Trust Fund attributable to the Contributions and/or other amounts transferred to the Account.

                  (a) Salary Deferral Contribution Account -- the Member's before-tax contributions.

                  (b) Matching Employer Contribution Account -- the Employer's matching contributions.

                  (c) Supplemental Contribution Account -- the Employer's discretionary contributions, if any, made pursuant to Section 4.03.

                  (d) Qualified Nonelective Employer Contribution Account -- the Employer's contributions made as a means of passing the actual deferral percentage test of section 401(k) of the Code or the actual contribution percentage test of section 401(m) of the Code.

                  (e) Rollover Account -- funds transferred from another qualified plan or individual retirement account for the benefit of a Member.

         1.02 "ACTIVE SERVICE" means the Periods of Service which are counted for either eligibility or vesting purposes as calculated under Article II.

         1.03 "AFFILIATED EMPLOYER" means the Employer and any employer which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Employer, or which is required to be aggregated with the Employer under section 414(o) of the Code. For purposes of the limitation on allocations contained in Appendix A, the definition of Affiliated Employer is modified by substituting the phrase "more than 50 percent" in place of the phrase "at least 80 percent" each place the latter phrase appears in section 1563(a)(1) of the Code.


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         1.04 "ANNUAL COMPENSATION" means the Employee's wages from the
Affiliated Employers as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k), 408(k), or 403(b) of the Code. However, for purposes of Appendix A of the Plan, effective for Limitation Years beginning before January 1, 1998, "Annual Compensation" does not include any salary deferral contributions to plan qualified under section 401(k) of the Code or any amount that is deferred at the election of the Employee and is not includable in the gross income of the Employee by reason of section 125 of the Code. Except for purposes of Section
1.1 of Appendix A of the Plan, Annual Compensation in excess of $150,000.00 (as adjusted by the Secretary of Treasury) shall be disregarded. If the Plan Year is ever less than twelve months, the $150,000.00 limitation (as adjusted by the Secretary of Treasury) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.

         1.05 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit payable in the form of a lump sum, the date on which the Trustee disburses the lump sum.

         1.06 "BENEFICIARY" OR "BENEFICIARIES" means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member's or former Member's estate, designated by the Member or former Member to receive the benefits payable under the Plan upon his death.

         1.07 "BOARD OF DIRECTORS" means the board of directors, the executive committee or other body given management responsibility for the Sponsor.

         1.08 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         1.09 "COMMITTEE" means the committee appointed by the Sponsor to administer the Plan.

         1.10 "CONSIDERED COMPENSATION" means as to each Employee, that Employee's Annual Compensation modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k), 408(k) or 403(b) of the Code, and modified further by excluding the following items (even if includable in gross income), reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, overtime wages, and welfare benefits. Considered Compensation in excess of $150,000.00 (as adjusted by the Secretary of Treasury) shall be disregarded. If the Plan Year is ever less than twelve months, the $150,000.00 limitation (as adjusted by the Secretary of Treasury) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.


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         1.11 "CONTRIBUTION" means the total amount of contributions made under the terms of the Plan. Each specific type of Contribution shall be designated by the type of contribution made as follows:

                  (a) Salary Deferral Contribution -- contributions made by the Employer under the Employee's salary deferral agreement.

                  (b) Matching Employer Contribution -- matching contributions made by the Employer.

                  (c) Supplemental Contribution -- contributions made by the Employer on discretionary basis pursuant to Section 4.03.

                  (d) Qualified Nonelective Employer Contribution -- contributions made by the Employer as a means of passing the actual deferral percentage test of section 401(k) of the code or the actual contribution percentage test of section 401(m) of the Code.

                  (e) Rollover Contribution - contributions made by a Member which consist of any part of an eligible rollover distribution (as defined in section 402 of the Code) from a qualified employee trust described in section 401(a) of the Code.

         1.12 "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         1.13 "DISABILITY" means a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Member from earning a reasonable livelihood with any Affiliated Employer and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Member was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Member receives a military pension.

         1.14 "DISTRIBUTEE" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.

         1.15 "ELIGIBLE RETIREMENT PLAN" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.


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

         1.16 "ELIGIBLE ROLLOVER DISTRIBUTION" as defined in section 402 of the Code means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         1.17 "EMPLOYEE" means, except as otherwise specified in this Section, all common law employees of an Affiliated Employer and all Leased Employees.

         1.18 "EMPLOYER" OR "EMPLOYERS" means the Sponsor and any other business organization which has adopted this Plan.

         1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.20 "EXCESS DEFERRAL" means that part, if any, of the Salary Deferral Contribution of a Member for his taxable year which, when added to the amounts he deferred under other plans or arrangements described in sections 401(k), 408(k) and 403(b) of the Code, exceeds the deferral dollar limitation permitted by section 402(g) of the Code.

         1.21 "FIVE PERCENT OWNER" means an Employee who is a five percent owner as defined in section 416(i) of the Code.

         1.22 "HIGHLY COMPENSATED EMPLOYEE" means an Employee of an Employer or an Affiliated Employer who, during the Plan Year or the preceding Plan Year, (a) was at any time a Five Percent Owner at any time during the Plan Year or the preceding Plan Year or (b) had Annual Compensation from the Affiliated Employers in excess of $80,000.00 (as adjusted from time to time by the Secretary of the Treasury) for the preceding Plan Year.

         1.23 "HOUR OF SERVICE" means each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliated Employer.

         1.24 "LEASED EMPLOYEE" means any person who (a) is not a common law employee of an Affiliated Employer, (b) pursuant to an agreement between an Affiliated Employer and any other person, has performed services for an Affiliated Employer (or for an Affiliated Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and (c) performs the services under primary direction and control of the recipient.

         1.25 "MATCHED SALARY DEFERRAL CONTRIBUTION" means that portion of the Salary Deferral Contribution attributable to each Member that does not exceed six percent of the Member's Considered Compensation earned while the Employee was a Member.


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         1.26 "MEMBER" means the person or persons employed by an Employer during the Plan Year and eligible to participate in the Plan.

         1.27 "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee of the Employer who is not a Highly Compensated Employee.

         1.28 "PERIOD OF SERVICE" means a period of employment with an Affiliated Employer which commences on the day on which an Employee performs his initial Hour of Service or performs his initial Hour of Service upon returning to the employ of an Affiliated Employer, whichever is applicable, and ends on the date the Employee Severs Service.

         1.29 "PERIOD OF SEVERANCE" means the period of time commencing on the date an Employee Severs Service and ending on the date the Employee again performs an Hour of Service.

         1.30 "PLAN" means the Plan, including all subsequent amendments.

         1.31 "PLAN YEAR" means the calendar year, the fiscal year of the Plan.

         1.32 "QUALIFIED DOMESTIC RELATIONS ORDER" means a qualified domestic relations order as defined in section 414(p) of the Code.

         1.33 "QJSA" means a qualified joint and survivor annuity which is purchased with the Member's or former Member's Account balance as of the date of distribution to provide equal monthly payments for the life of the Member or former Member, and after his death, monthly payments for the life of his surviving Spouse in a monthly amount equal to one-half the amount of the monthly payment made while he was alive.

         1.34 "QPSA" means a qualified preretirement survivor annuity which is purchased with the Member's Account balance as of the date of distribution that will provide equal monthly payments for the life of the surviving Spouse.

         1.35 "REGULATION" means the Department of Treasury regulation specified, as it may be changed from time to time.

         1.36 "REQUIRED BEGINNING DATE" means:

                  (a) in the case of an individual who is not a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the individual attains age 70 1/2, or (ii) the calendar year in which the individual Severs Service; and

                  (b) in the case of an individual who is a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year in which he attains age 70 1/2.


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         1.37 "RETIREMENT AGE" means the later of time a Member attains age 65 or the fifth anniversary of the date he commenced participation in the Plan. Once a Member has attained his Retirement Age he shall have a 100 percent nonforfeitable interest in his Account balance at all times.

         1.38 "ROLLOVER CONTRIBUTION" means the amount contributed by a Member of the Plan which consists of any part of an eligible rollover distribution (as defined in section 402 of the Code) from a qualified employee trust described in section 401(a) of the Code.

         1.39 "SEPARATION FROM SERVICE" means an individual's termination of employment with an Affiliated Employer without commencing or continuing employment with any other Affiliated Employer.

         1.40 "SERVICE" means the period or periods that a person is paid or is entitled to payment for performance of duties with an Affiliated Employer.

         1.41 "SEVERS SERVICE" means the earlier of the following events: (a) the Employee's quitting, retiring, dying or being discharged, (b) the completion of a period of 365 continuous days in which the Employee remains absent from Service (with or without pay) for any reason other than quitting, retiring, dying or being discharged, such as vacation, holiday, sickness, disability, leave of absence, layoff or any other absence or (c) the second anniversary of the commencement of a continuous period of absence occasioned by the reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or the caring for the child for a period commencing immediately after the child's birth or placement.

         1.42 "SPONSOR" means Piper Impact, Inc., a Delaware corporation.

         1.43 "SPONSOR STOCK" means the common stock of Quanex Corporation, a Delaware corporation, the parent of the Sponsor.

         1.44 "SPOUSE" means the person to whom the Member or former Member is married under applicable local law. In addition, to the extent provided in a Qualified Domestic Relations Order, a surviving former spouse of a Member or former Member will be treated as the Spouse of the Member or former Member, and to the same extent any current spouse of the Member or former Member will not be treated as a Spouse of the Member or former Member.

         1.45 "TRANSFERRED" means, when used with respect to an Employee, the termination of employment with one Employer and the contemporaneous commencement of employment with another Employer.

         1.46 "TRUST" means the one or more trust estates created to fund the Plan.

         1.47 "TRUSTEE" means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any successor appointed by the Sponsor.


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         1.48 "TRUST FUND" means all of the trust estates established under the terms of the Plan to fund the Plan, whether held to fund a particular group of Accounts or held to fund all of the Accounts of Members, collectively.

         1.49 "VALUATION DATE" means each business day of the Plan Year.


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

                                   ARTICLE II

                                 ACTIVE SERVICE

         2.01 WHEN ACTIVE SERVICE BEGINS. For purposes of eligibility and vesting, Active Service begins when an Employee first performs an Hour of Service for an Affiliated Employer. Once an Employee has begun Active Service for purposes of eligibility or vesting and Severs Service he shall recommence Active Service for those purposes when he again performs an Hour of Service for an Affiliated Employer.

         2.02 AGGREGATION OF SERVICE. When determining an Employee's Active Service, all Periods of Service, whether or not completed consecutively, shall be aggregated on a per day basis. For purposes of eligibility and vesting, only full years of Active Service shall be counted. In aggregating Active Service, 30 days shall be counted as one month and 12 months shall be counted as one year. No fractional years shall be counted for purposes of eligibility or vesting.

         2.03 PERIODS OF SERVICE OF LESS THAN ONE YEAR. If an Employee performs an Hour of Service within 12 months after he Severs Service, the intervening Period of Severance shall be counted as a Period of Service.

         2.04 SERVICE PRIOR TO SEVERANCE. If an Employee Severs Service at a time when he does not have any vested right to amounts credited to his Matching Employer Contribution Account or his Supplemental Contribution Account and the Period of Severance continues for a continuous period of five years or more, the Period of Service completed by the Employee before the Period of Severance shall not be taken into account if his Period of Severance equals or exceeds his Period of Service, whether or not consecutive, completed before the Period of Severance.

         2.05 PERIODS OF SEVERANCE DUE TO CHILD BIRTH OR ADOPTION. If the period of time between the first anniversary of the first day of an absence from Service by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee or for purposes of caring for the child for a period beginning immediately following the birth or placement and the second anniversary of the first day of the absence occurs during or after the first Plan Year beginning after December 31, 1984, it shall neither be counted as a Period of Service nor of Severance.

         2.06 TRANSFERS. If an Employee of one Employer is Transferred to the service of another Employer, his Active Service shall not be interrupted and he shall continue to be in Active Service for purposes of eligibility, vesting and allocation of Contributions and/or forfeitures. If an Employee is transferred to the service of an Affiliated Employer that has not adopted the Plan he will not Sever Service; however, even though he shall continue to be in Active Service for eligibility and vesting purposes he shall not receive any allocation of Contributions or forfeitures.

         2.07 EMPLOYMENT RECORDS CONCLUSIVE. The employment records of the Employer shall be conclusive for all determinations of Active Service.

         2.08 SERVICE CREDIT REQUIRED UNDER FEDERAL LAW. An Employee shall be credited with such additional years of Active Service as are required under any applicable law of the United States.

         2.09 SPECIAL TRANSITIONAL RULE. Any person who was an Employee before March 1, 1997, will have all or a portion of his Active Service figured under the provisions of the Plan in effect before March 1, 1997, if that method of calculating service is more beneficial for the Employee than the method otherwise set out in this Article II.

         2.10 CREDIT FOR SERVICE WITH PIPER IMPACT, INC. A TENNESSEE CORPORATION. For purposes of determining an Employee's Active Service for eligibility to participate and vesting, his service with Piper Impact, Inc., a Tennessee corporation will be counted as Active Service under the Plan.

                                   ARTICLE III

                                   ELIGIBILITY

         3.01 ELIGIBILITY REQUIREMENTS. Effective April 1, 1997, each Employee shall be eligible to participate in the Plan beginning on the entry date which occurs with or next follows the date on which the Employee completes three months of Active Service. However, all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in the Plan. In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan's qualified status is dependent upon coverage of the Leased Employee. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and receives no earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) is not eligible to participate in the Plan. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and who does receive earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) all of which is exempt from United States income tax under an applicable tax convention is not eligible to participate in the Plan. An Employee who is expatriated to the United States from another country is not eligible to participate in the Plan for so long as he continues to accrue deferred compensation or retirement benefits under any agreement or program to which an Affiliated Employer other than an Employer is a party. Finally, an Employee who is employed outside the United States is not eligible to participate in the Plan unless the Committee elects to permit him to participate in the Plan. The Plan's entry dates will be January 1, April 1, July 1 and October 1 of each Plan Year.

         3.02 ELIGIBILITY UPON REEMPLOYMENT. If an Employee Severs Service with the Employer prior to the date he initially begins participating in the Plan, he shall be eligible to begin participation in this Plan on the later of the date he would have become a Member if he did not Sever Service or the date on which he performs an Hour of Service after he Severs Service. Subject to Section 3.03, once an Employee becomes a Member, his eligibility to participate in the Plan shall continue until he Severs Service.

         3.03 CESSATION OF PARTICIPATION. An individual who has become a Member will cease to be a Member on the earliest of the date on which he (a) Severs Service, (b) is transferred from the employ of an Employer to the employ of an Affiliated Employer that has not adopted the Plan, (c) becomes included in a unit of employees covered by a collective bargaining agreement that does not require coverage of those employees under the Plan, (d) becomes a Leased Employee, or (e) becomes included in another classification of Employees who, under the terms of the Plan, are not eligible to participate. Under these circumstances, the Member's Account becomes frozen; he cannot contribute to the Plan or share in the allocation of any Employer Contributions or forfeitures for the frozen period. However, his Accounts shall continue to share in any Plan income allocable to his Accounts during the frozen period of time.




                                     III-1

         3.04 RECOMMENCEMENT OF PARTICIPATION. A former Member will again become a Member on the day on which he again becomes included in a classification of Employees who, under the terms of the Plan, are eligible to participate.


                                     III-2

                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.01 SALARY DEFERRAL CONTRIBUTIONS. The Employer shall make a Salary Deferral Contribution in an amount equal to the amount by which its Members' Considered Compensation was reduced as a result of salary deferral agreements. Any such salary deferral agreement shall be an agreement in a form satisfactory to the Committee to prospectively receive Considered Compensation from the Employer in a reduced amount and to have the Employer contribute an amount equal to the amount of the reduction to the Trust Fund on account of the Member. Any such salary deferral agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Member of the amount required to be contributed to the Trust Fund. A Member shall be entitled to prospectively modify his salary deferral agreement at least once a year. A Member's right to benefits derived from Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable. The election to have Salary Deferral Contributions made, the ability to change the rate of Salary Deferral Contributions, the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined by the Committee from time to time.

         4.02 EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall make an Employer Matching Contribution in an amount equal to 25 percent of the Matched Salary Deferral Contributions for all Members.

         4.03 SUPPLEMENTAL CONTRIBUTIONS. The Employer may contribute for any Plan Year a Supplemental Contribution in such amount, if any, as shall be determined by the Employer.

         4.04 ROLLOVER CONTRIBUTIONS AND PLAN-TO-PLAN TRANSFERS. The Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those contributions and/or direct transfers must be made available to Members on a nondiscriminatory basis. For this purpose only, all Employees who are included in a classification of Employees who are eligible to participate in the Plan shall be considered to be Members of the Plan even though they may not have met the Active Service requirements for eligibility. However, they shall not be entitled to elect to have Salary Deferral Contributions made or to share in Employer Contributions or forfeitures unless and until they have met the requirements for eligibility, contributions and allocations. A Rollover Contribution shall not be accepted unless it is directly rolled over to the Plan in a rollover described in section 401(a)(31) of the Code. A Member shall not be permitted to make a Rollover Contribution if the property he intends to contribute is for any reason unacceptable to the Trustee. A Rollover Contribution Account shall be established for any Employee who makes a Rollover Contribution.

         4.05 QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS. The Employer may make a Qualified Nonelective Employer Contribution in such amount, if any, as shall be determined by the Employer. A Member's right to benefits derived from Qualified Nonelective Employer Contributions made to the Plan on his behalf shall be nonforfeitable. In no event will Qualified

Nonelective Employer Contributions be distributed before Salary Deferral Contributions may be distributed

         4.06 RESTORATION CONTRIBUTIONS. The Employer shall, for each Plan Year, make a restoration contribution in an amount equal to the sum of (a) such amount, if any, as shall be necessary to fully restore all Matching Employer Contribution Accounts and Supplemental Contribution Accounts required to be restored pursuant to the provisions of Section 5.10, after application of all forfeitures and any appreciation in the value of the Trust Fund available for such restoration; plus (b) an amount equal in value to the value of forfeited benefits described in and payable under Section 6.09.

         4.07 NONDEDUCTIBLE CONTRIBUTIONS NOT REQUIRED. Notwithstanding any other provision of the Plan, no Employer shall be required to make any contribution that would be a "nondeductible contribution" within the meaning of section 4972 of the Code.

         4.08 FORM OF PAYMENT OF CONTRIBUTIONS. Contributions may be paid to the Trustee either in cash or in qualifying employer securities (as such term is defined in Section 407(d) of ERISA) or any combination thereof, provided that payment may not be made in any form constituting a prohibited transaction under section 4975 of the Code or Section 406 of ERISA.

         4.09 DEADLINE FOR PAYMENT OF EMPLOYER CONTRIBUTIONS. Salary Deferral Contributions shall be paid to the Trustee in installments. The installment for each payroll period shall be paid as soon as administratively feasible, and shall be in an amount equal to the amount by which all Members' Considered Compensation was reduced pursuant to salary deferral agreements for such period. The Matching Employer Contributions, Supplemental Contributions and Qualified Nonelective Employer Contributions for a Plan Year shall be paid to the Trustee in one or more installments, as the Employer may from time to time determine; provided, however, that such contributions may not be paid later than the time prescribed by law (including extensions thereof) for filing the Employer's income tax return for its taxable year ending with or within such Plan Year.

         4.10 RETURN OF CONTRIBUTIONS FOR MISTAKE, DISQUALIFICATION OR DISALLOWANCE OF DEDUCTION. Subject to the limitations of section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of the Members and their Beneficiaries and the reasonable expenses of administering the Plan except:

                  (a) any Contribution made because of a mistake of fact may be repaid to the Employer within one year after the payment of the Contribution;

                  (b) all Contributions are conditioned upon the Plan's initial qualification under section 401 of the Code and may be repaid to the Employer within one year after the date of denial of the initial qualification of the Plan; and

                  (c) all Employer Contributions are conditioned upon their deductibility under section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions may be repaid to the Employer within one year after the disallowance.

         The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust Fund except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of Contributions made due to a mistake of fact or with respect to which a deduction is disallowed are limited so that the balance in a Member's Account cannot be reduced to less than the balance that would have been in the Member's Account had the mistaken amount or the amount disallowed never been contributed.

                                    ARTICLE V

                      ALLOCATION AND VALUATION OF ACCOUNTS


         5.01 INFORMATION STATEMENTS FROM EMPLOYER. As soon as practical after the last day of each calendar quarter, the Employer shall provide the Committee with a schedule setting forth the amount of its Salary Deferral Contribution, Employer Matching Contribution, Supplemental Employer Contribution, Qualified Nonelective Employer Contribution, and restoration contribution; the names of its Members, the number of years of Active Service of each of its Members, the amount of Considered Compensation paid to each Member, and the amount of Considered Compensation paid to all its Members. Such schedules shall be conclusive evidence of such facts.

         5.02 ALLOCATION OF SALARY DEFERRAL CONTRIBUTION. The Committee shall allocate the Employer's Salary Deferral Contribution among the Employer's Members by allocating to each such Member the amount by which his Considered Compensation was reduced pursuant to a salary deferral agreement (as described in Section 4.1) and shall credit each such Member's share to the Member's Salary Deferral Contribution Account.

         5.03 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTION. The Committee shall separately allocate the Employer Matching Contribution among the Employer's Members in the proportion which the Matched Salary Deferral Contributions of each such Member bears to the total Matched Salary Deferral Contributions of all such Members. Each Member's proportionate share shall be credited to his Matching Employer Contribution Account.

         5.04 ALLOCATION OF SUPPLEMENTAL CONTRIBUTION. The Committee shall allocate the Supplemental Contribution among the Employer's Members in the proportion that the Considered Compensation of each Member for the Plan Year bears to the total Considered Compensation of all Members for the Plan Year. Each Member's proportionate share shall be credited to his Supplemental Contribution Account.

         5.05 ALLOCATION OF QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTION. The Committee shall separately allocate the Qualified Nonelective Employer Contribution among the Non-Highly Compensated Employees who are Members based upon each such Member's Considered Compensation as compared to the Considered Compensation of all such Members.

         5.06 ALLOCATION OF DIVIDENDS ON SPONSOR STOCK. Cash and Sponsor Stock dividends paid with respect to Sponsor Stock shall be allocated among the Members and former Members with Account balances in proportion to the number of shares of Sponsor Stock (of the class with respect to which the dividend is paid) allocated to Member's or former Member's Account as of the record date for the dividend.

         5.07 SPONSOR STOCK SPLITS. If the shares of Company Stock are subdivided, the additional shares acquired by the Trustee upon the subdivision will be allocated among the Members and former Members with Account balances in proportion to the number of shares of Sponsor Stock (of the class with respect to which the subdivision is made) allocated to the Member's or former Member's Account as of the record date for the subdivision.

         5.08 VALUATION OF ACCOUNTS. A Member's or former Member's Accounts shall be valued at fair market value on each Valuation Date. The earnings and losses attributable to any asset in the Trust Fund will be allocated solely to the Account of the Member or former Member on whose behalf the investment in the asset was made. In determining the fair market value of the Members' or former Member's Accounts, the Trustee shall utilize such sources of information as it may deem reliable including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources which in the opinion of the Trustee will provide the price such assets were last traded at on a registered stock exchange; provided, however, that with respect to regulated investment company shares, the Trustee shall rely exclusively on information provided to it by the investment adviser to such funds.

         5.09 ALLOCATION OF FORFEITURES. At the time a forfeiture occurs, the amount forfeited will first be used to reinstate any Account required to be reinstated under Section 5.10, and any remaining amount will be applied to the payment of Matching Employer Contributions or Supplemental Contributions.

         5.10 RESTORATION OF FORFEITED AMOUNTS. If a Member or former Member who forfeited any portion of his Matching Employer Contribution Account or his Supplemental Contribution Account pursuant to the provisions of Section 6.10 resumes employment covered under the Plan, then the following provisions shall apply:

                  (a) REPAYMENT REQUIREMENT. The Member's Employer Matching Contribution Account and Supplemental Contribution Account shall be restored if he repays to the Trustee the full amount of any distribution from the Employer Matching Contribution Account and Supplemental Contribution Account with respect to which the forfeiture arose. Such repayment must be made prior to the earlier of (a) the date on which he incurs a Period of Severance of five years, or (b) the fifth anniversary of the first date on which the Member is subsequently re-employed by the Employer.

                  (b) MEMBERS WITH NO VESTED INTEREST. If a Member or former Member who forfeited any portion of his Employer Matching Contribution Account pursuant to the provisions of Section 6.10 received no distribution from his Employer Matching Contribution Account or his Supplemental Contribution Account as a result of his termination of participation in the Plan (because his vested percentage was zero), that Account will be restored if, and only if, he resumes employment covered under the Plan prior to incurring a Period of Severance of five years.

                  (c) AMOUNT RESTORED. The amount to be restored under the preceding provisions of this Section shall be the dollar value of the amount in the Member's Employer Matching Contribution Account and Supplemental Contribution Account, both the amount distributed and the amount forfeited, unadjusted by any subsequent gains or losses. The Member's Employer Matching Contribution Account or his Supplemental Contribution Account balance shall be restored as soon as administratively practicable after the later of the date the Member resumes employment covered under the Plan or the date on which any required repayment is completed. No distribution shall be made to a Member from his Employer Matching Contribution Account or his Supplemental Contribution Account as a result of a prior Separation From Service after the restoration of such Account has been effectuated.

                  (d) NO OTHER BASIS FOR RESTORATION. Except as otherwise provided above, a Member's Employer Matching Contribution Account and Supplemental Contribution Account shall not be restored upon resumption of employment covered by the Plan. Any portion of the Trust Fund attributable to Years of Service prior to resumption of employment by a Member whose Employer Matching Contribution Account and Supplemental Contribution Account has not been restored shall be held and distributed in accordance with applicable provisions of the Plan and elections made thereunder. A separate Employer Matching Contribution Account and Supplemental Contribution Account shall be established and maintained for Employer Matching Contributions and Supplemental Contributions allocable to such a Member after his resumption of employment covered by the Plan.

         5.11 NO VESTING UNLESS OTHERWISE PRESCRIBED. No allocations, adjustments, credits, or transfers shall ever vest in any Member or former Member any right, title, or interest in the Trust Fund except at the times and upon the terms and conditions herein set forth.

                                   ARTICLE VI

                                    BENEFITS


         6.01 VALUATION OF ACCOUNTS FOR WITHDRAWALS AND DISTRIBUTIONS. For the purpose of making a distribution or withdrawal, a Member's Accounts shall be his Accounts as valued as of the Valuation Date which is coincident with or next follows the event which caused the distribution or withdrawal, adjusted for Contributions, distributions and withdrawals, if any, made between the Valuation Date and that event.

         6.02 DEATH BENEFIT. Subject to Sections 6.18 and 6.19 and Appendix C, if a Member or former Member dies, the death benefit payable to his Beneficiary shall be 100 percent of the remaining amount in all of his Accounts as of the day he dies.

         6.03 RETIREMENT BENEFIT. An Employee may retire on the first day of any month after he attains his Retirement Age. If a Member retires, he is entitled to receive 100 percent of all of his Accounts as of the day he retires.

         6.04 DISABILITY BENEFIT. Upon an Employee's Separation From Service due to a Disability, he is entitled to receive 100 percent of all of his Accounts as of the day he terminated because of his Disability.

         6.05 SEVERANCE BENEFIT. Upon an Employee's Separation From Service for any reason other than death, retirement after attaining Retirement Age or disability, he is entitled to receive (a) 100 percent of all of his Accounts, except his Matching Employer Contribution Account and Supplemental Contribution Account, and (b) that percentage of his Matching Employer Contribution Account and Supplemental Contribution Account, if any, as shown in the vesting schedule below, as of the date of his Separation From Service.

                                                                            Percentage of Amount Invested
                                                                               In Accounts Containing
        Completed Years of Active Service                                      Employer Contributions
        ---------------------------------                                      ----------------------
               Less than two years......................................................  0%
               Two years but less than three years...................................... 20%
               Three years but less than four years..................................... 40%
               Four years but less than five years...................................... 60%
               Five years but less than six years....................................... 80%
               Six years or more........................................................100%


         Prior to a Member's Separation From Service, he will have a nonforfeitable interest in the portion of the Matching Employer Contributions and Supplemental Contributions specified in the above vesting schedule.

         6.06 DISTRIBUTIONS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS. The Committee will instruct the Trustee to pay benefits in accordance with the terms of any order that has been determined, in accordance with Plan procedures, to be a Qualified Domestic Relations Order. A Qualified Domestic Relations Order may require the payment of an immediate cash lump sum to an alternate payee even if the Member or former Member is not then entitled to receive an immediate payment of Plan benefits.

         6.07 FINANCIAL HARDSHIP DISTRIBUTIONS.

                  (a) General. Prior to his Separation From Service, a Member is entitled to receive a distribution from his Salary Deferral Contribution Account, his Rollover Account, his vested interests in his Matching Employer Contribution Account and his Supplemental Contribution Account in the event of an immediate and heavy financial need incurred by the Member and the Committee's determination that the withdrawal is necessary to alleviate that hardship.

                  (b) Permitted Reasons For Financial Hardship Withdrawals. A distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member's Spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his Spouse, children, or dependents (as defined in section 152 of the Code), (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence, or (v) any other event added to this list by the Commissioner of Internal Revenue.

                  (c) Amount. A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Member and the Member must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. The amount of a Member's immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.

                  (d) Suspension of Participation in Certain Benefit Programs. The Member's hardship distribution shall terminate his right to have the Employer make any Salary Deferral Contributions on his behalf until the next time Salary Deferral Contributions are permitted after the lapse of 12 months following the hardship distribution and his timely filing of a written request to resume his Salary Deferral Contributions. In addition, for 12 months after he receives a hardship distribution from the Plan, the Member is prohibited from making elective contributions and employee contributions to all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans and Code section 401(k) cash or deferred arrangements that are part of cafeteria plans described in section 125 of the Code. However, the Member is not prohibited from making contributions to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code.

                  (e) Resumption of Salary Deferral Contributions. When the Member resumes Salary Deferral Contributions, he cannot have the Employer make any Salary Deferral Contributions in excess of the limit in section 402(g) of the Code for that taxable year reduced by the amount of Salary Deferral Contributions made by the Employer on the Member's behalf during the taxable year of the Member in which he received the hardship distribution.

                  (f) Order of Withdrawals. Financial hardship distributions will be made in the following order: First withdrawals will be made from the Member's Rollover Account, then from his Matching Employer Contribution Account, then from his Supplemental Contribution Account, and finally, from his Salary Deferral Contribution Account. A Member shall not be entitled to receive a financial hardship distribution of any amount credited to his Qualified Nonelective Employer Contribution Account, or of any income that is allocable or credited to his Member's Salary Deferral Contribution Account.

                  (g) Method of Payment. Distributions pursuant to this Section
         6.07 will normally be paid in lump sums. However, the QJSA requirements of Section 6.13 will apply to any distributions made under this Section
         6.07 on or after the date as of which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code.

         6.08 AGE 59 1/2 DISTRIBUTIONS. Prior to his Separation From Service, a Member may withdraw part or all of his vested Account balance on or after the date that he attains age 59 1/2. Distributions pursuant to this Section 6.08 will normally be paid in lump sums. However, the QJSA requirements of Section
6.13 will apply to any distributions made under this Section 6.08 on or after the date as of which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees Pension Plan as one plan for purposes of section 410(b) of the Code.

         6.09 LOANS. The Committee may direct the Trustees to make loans to Members (and Beneficiaries who are "parties in interest" within the meaning of ERISA) who have a vested interest in the Plan. The Loan Committee established by the Committee will be responsible for administering the Plan loan program. All loans will comply with the following requirements:

                  (a) All loans will be made solely from the Member's or Beneficiary's Account.

                  (b) Loans will be available on a nondiscriminatory basis to all Beneficiaries who are "parties in interest" within the meaning of ERISA, and to all Members.

                  (c) Loans will not be made for less than $1,000.00.

                  (d) The maximum amount of a loan may not exceed the lesser of
         (A) $50,000.00 reduced by the person's highest outstanding loan balance from the Plan during the preceding one-year period, or (B) one-half of the present value of the person's vested Account balance under the Plan determined as of the date on which the loan is approved by the Loan Committee.

                  (e) Any loan from the Plan will be evidenced by a note or notes (signed by the person applying for the loan) having such maturity, bearing such rate of interest, and containing such other terms as the Loan Committee will require by uniform and nondiscriminatory rules consistent with this Section and proper lending practices.

                  (f) All loans will bear a reasonable rate of interest which will be established by the Loan Committee. In determining the proper rate of interest to be charged, at the time any loan is made or renewed, the Loan Committee will contact at least two of the largest banks in the geographic location in which the Member or Beneficiary resides to determine what interest rate the banks would charge for a similar loan taking into account the collateral offered.

                  (g) Each loan will be fully secured by a pledge of the borrowing person's vested Account balance. No more than 50 percent of the person's vested Account balance (determined immediately after the origination of the loan) will be considered as security for any loan.

                  (h) The term of the loan will not be less than 18 months. Generally, the term of the loan will not be more than five years. The Loan Committee may agree to a longer term (but not more than seven years) only if such term is otherwise reasonable and the proceeds of the loan are to be used to acquire a dwelling which will be used within a reasonable time (determined at the time the loan is made) as the principal residence of the borrowing person.

                  (i) The loan agreement will require level amortization over the term of the loan. A Member's loan agreement will also require that loan repayments be made through payroll deductions.

                  (j) If a person fails to make a required payment within 30 days of the due date set forth in the loan agreement, the loan will be in default.

                  (k) If a Member has an outstanding loan from the Plan at the time of his Separation From Service, the outstanding loan principal balance and any accrued but unpaid interest will become immediately due in full. The Member will have the right to immediately pay the Trustee that amount. If the Member fails to repay the loan, the Trustee will foreclose on the loan and the Member will be deemed to have received a Plan distribution of the amount foreclosed upon. The Trustee will not foreclose upon a Member's Salary Deferral Contributions Account or Qualified Nonelective Employer Contributions Account until the Member's Separation From Service.

                  (l) If a Beneficiary defaults on his loan, the Trustee will foreclose on the loan and the Beneficiary will be deemed to have received a Plan distribution of the amount foreclosed upon.

                  (m) No person shall be entitled to apply for a new Plan loan until at least 90 days have transpired since he fully repaid his last loan from the Plan.

                  (n) No amount that is pledged as collateral for a Plan loan to a Participant will be available for withdrawal before he has fully repaid his loan.

                  (o) All interest payments made pursuant to the terms of the loan agreement will be credited to the borrowing person's Account and will not be considered as general earnings of the Trust Fund to be allocated to other Members.

                  (p) The Spouse of a Member must consent to any loan from the Plan that is made, extended or renewed after the date on which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code. The Spouse's consent must (1) be in writing, (2) consent to the loan, (3) acknowledge the effect of the Spouse's consent to the Member's borrowing from the Plan, and (4) be witnessed by a notary public or a Plan representative.

         6.10 FORFEITURE BY LOST MEMBERS OR BENEFICIARIES. If a person who is entitled to a distribution cannot be located during a reasonable search after the Trustee has initially attempted making payment, that person's Account shall be forfeited. However, if at any time prior to the termination of the Plan and the complete distribution of the Trust Fund, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer's Contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary in a single sum.

         6.11 FORFEITURE ON TERMINATION OF PARTICIPATION. If as a result of his Separation From Service a former Member receives, not later than the end of the second Plan Year following the Plan Year in which his Separation From Service occurs, a distribution of his entire vested interest in his Account, the nonvested amount in his Account is immediately forfeited. A former Member who receives no distribution upon his Separation From Service because he has no vested interest shall be treated as if he received a distribution of his entire vested interest and that interest was less than $5,000.00.

         If a former Member who has a vested interest in his Account receives no distribution or a distribution of less than the full amount of his entire vested interest as a result of his Separation From Service, the nonvested amount in his Account is immediately forfeited following five consecutive one-year Periods of Severance.

         6.12 CLAIMS PROCEDURE. When a benefit is due, the Member or Beneficiary should submit his claim to the person or office designated by the Committee to receive claims. Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the claimant in writing. The denial must include the specific reasons for it, the Plan provisions upon which the denial is based, and the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

         If a Member's or Beneficiary's claim is denied and he wants a review, he must apply to the Committee in writing. That application may include any comment or argument the claimant wants to make. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.

         The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for their action and the Plan provisions on which their decision is based. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

         6.13 NORMAL FORM OF DISTRIBUTIONS. The normal form of distributions under the Plan is a cash lump sum payment.

         6.14 DIRECT ROLLOVER OPTION. To the extent required under Regulations, a Distributee has the right to direct that any portion of his Eligible Rollover Distribution will be directly paid to an Eligible Retirement Plan specified by him that will accept the Eligible Rollover Distribution.

         6.15 CHOICE OF DISTRIBUTION METHODS. Each Member or former Member shall have the right to elect the method of distribution applicable to him. An election of an option available under this Article shall be made within the 90-day period that ends on the Member's or former Member's Annuity Starting Date, and may be rescinded or changed by a Member or former Member at any time prior to the distribution. An election, change, or rescission of an option must be made by executing and properly filing the form or forms approved by the Committee. Proof of age and other information may be required by the Committee.

         6.16 SINGLE SUM PAYMENT OF SMALL AMOUNTS UPON SEPARATION FROM SERVICE. Notwithstanding any other provision of the Plan, each Member or former Member
(a) who does not die before the Annuity Starting Date and (b) whose vested Account balance at the time of a distribution to him on account of his Separation From Service is less than or equal to $5,000.00, shall be paid in the form of a single sum payment. A surviving Spouse or other Beneficiary of a Member or former Member whose Account balance is less than or equal to $5,000.00 shall be paid in the form of a single sum payment. For this purpose, if the value of a Member's or former Member's Account balance determined at the time of any prior payment to him exceeded $5,000.00, then the benefit to be distributed at any subsequent time shall be deemed to exceed that amount.

         6.17 CONSENT TO DISTRIBUTIONS UPON SEPARATION FROM SERVICE. Notwithstanding any other provision of the Plan, no benefit shall be distributed or commence to be distributed to a Member or former Member prior to his attainment of the later of age 62 or Retirement Age without his consent, unless the benefit is payable in a single sum under Section 6.16. Any such consent shall be valid only if given not more than 90 days prior to the Member's or former Member's Annuity Starting Date and after his receipt of the notice regarding benefits described in Section 6.21(a).

         6.18 QUALIFIED JOINT AND SURVIVOR ANNUITY REQUIREMENTS. On and after the date on which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code, this Section 6.18 will apply. Except for small benefits payable under Section 6.16, each Member or former Member who (a) is married on his Annuity Starting Date and (b) does not die before his Annuity Starting Date will be paid in the form of a QJSA, unless he and his Spouse make a valid election to waive this form of payment. Except for small benefits payable under
Section 6.16, each other Member who does not die before the Annuity Starting Date, will be paid in the form of a life only annuity unless he makes a valid election to waive this form of payment. A Member's waiver of the QJSA form of payment will not be effective unless the waiver (1) designates a specific nonspouse Beneficiary who will receive Plan benefits and (2) specifies the particular optional form of benefits selected instead of the QJSA. Also, a Member's or former Member's waiver of the QJSA will not be effective unless his Spouse signs either a specific or a general consent to his waiver. A specific spousal consent must (1) be in writing, (2) consent to the waiver of the QJSA,
(3) consent to the specific nonspouse Beneficiary designated by the Member or former Member to receive Plan benefits, (4) consent to the particular optional form of benefit selected by the Member or former Member, (5) acknowledge the effect of the Spouse's consent to the Member's or former Member's waiver of the QJSA, and (6) be witnessed by a notary public or a Plan representative. A general spousal consent must (1) be in writing, (2) consent to the Member's or former Member's waiver of the QJSA, (3) specify that the Member or former Member can change the Beneficiary designated by him to receive Plan benefits, without any requirement of further consent by the Spouse, (4) specify that the Member or former Member can change the optional form of benefit elected by the Member or former Member, without any requirement of further consent by the Spouse, (5) acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and a specific optional form of benefit, and that the Spouse voluntarily elects to relinquish both of those rights, (6) acknowledge the effect of the Spouse's consent to the Member's or former Member's waiver of the QJSA, and (7) be witnessed by a notary public or a Plan representative. However, a Member's or former Member's election to waive the QJSA shall be effective if it is established to the satisfaction of the Committee that spousal consent to his waiver may not be obtained because (1) there is no Spouse, (2) the Spouse cannot be located, or (3) there exist such other circumstances which obviate the necessity of obtaining the spousal consent. Any consent by the Member's or former Member's Spouse (or establishment that the consent of the Member's or former Member's Spouse may not be obtained) shall be effective only with respect to such Spouse.

         6.19 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS.

                  (a) General Rules. On and after the date on which an Employee elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code, this Section 6.19 will apply. Except for small benefits payable under Section 6.12, the death benefit of a Member or former Member who (1) is married on the date of his death and (2) dies before his Annuity Starting Date will be paid in the form of a QPSA, unless he and his Spouse make a valid election to waive this form of payment. Subject to Section 6.21, the surviving Spouse of such a Member or former Member may elect to have payments commence to her as soon as administratively practicable, or at any later date selected by her.

                  (b) Waivers. Any valid election to waive the QPSA must be made in writing by the Member or former Member and consented to by the Member's or former Member's Spouse. Any spousal consent to the waiver must: (1) be witnessed by a member of the Committee, the Trustee, or a notary public, and (2) consent to the specific nonspouse Beneficiary or Beneficiaries selected by the Member or former Member (or permit future changes in designations by the Member provided that general consent requirements similar to those described in Section 6.18 are satisfied). However, if the Member or former Member establishes to the satisfaction of the Committee or the Trustee that the spouse's written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, a waiver signed only by the Member or former Member will be considered a valid election. The consent to a waiver is valid only with respect to the Spouse who signs it; therefore, if the Member or former Member remarries after executing a waiver, the Member's or former Member's new Spouse must execute a new consent. The Member or former Member may revoke a prior waiver without his Spouse's consent at any time before benefit payments begin. Except as specified below, an election to waive the QPSA will be valid only if it is made after the first day of the Plan Year in which the Member or former Member attains age 35 and before the Member's or former Member's death.

                  (c) Pre-Age 35 Waivers. A Member or former Member may waive the QPSA, with spousal consent, before the first day of the Plan Year in which he attains age 35 if the Sponsor provides him a written explanation of the QPSA (that meets the requirements of Section 6.20) within the period beginning one year before he Severs Service and ending one year after he Severs Service. However, any such waiver will expire and become invalid beginning on the first day of the Plan Year in which the Member or former Member attains age 35.

         6.20 INFORMATION PROVIDED TO MEMBERS. Information regarding the form of benefits available under the Plan shall be provided to Members or former Members in accordance with the following provisions:

                  (a) General Information. Except as otherwise provided in paragraph (c), the Sponsor shall provide each Member or former Member with a written general explanation or description of (1) the eligibility conditions and other material features of the optional forms of benefit available under the Plan, (2) the relative values of the optional forms of benefit available under the Plan, and (3) the Member's or former Member's right, if any, to defer receipt of the distribution.

                  (b) Time for Giving Notice. The written general explanation or description regarding any optional forms of benefit available under the Plan shall be provided to a

         Member or former Member no less than 30 days and no more than 90 days before his Annuity Starting Date unless he legally waives this requirement.

                  (c) Exception for Members with Small Benefit Amounts. Notwithstanding the preceding provisions of this Section, no information regarding any optional forms of benefit otherwise available under the Plan shall be provided to the Member or former Member if his benefit is payable in a single sum under Section 6.16.

                  (d) QJSA Notice. This paragraph applies on and after the date on which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code. No less than 30 days (seven days if the Member or former Member legally waives the 30-day notice requirement) and no more than 90 days before the Annuity Starting Date of a Member or former Member who is subject to Section 6.18, the Sponsor shall provide him a written notice explaining the terms and conditions of each retirement option, and in particular (1) the automatic QJSA or life annuity, (2) the Member's or former Member's right to make, and the effect of, a waiver of the automatic QJSA, (3) the right of the Member's or former Member's Spouse to consent or not to consent to such a waiver, (4) the right to make, and the effect of, a revocation of a previous waiver or election, (5) the eligibility conditions and other material features of the optional forms of benefit, (6) the relative values of the optional forms of benefit, and (7) the Member's or former Member's right to request a written explanation of the financial effect upon a Member's or former Member's annuity of electing to waive the QJSA or life annuity.

                  (e) QPSA Notice. This paragraph applies on and after the date on which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code. The Sponsor will provide each Member or former Member who is subject to Section 6.19 a written explanation of:
         (a) the terms and conditions of the QPSA, (b) the Member's or former Member's right to waive the QPSA and the effect of the waiver, (c) the rights of the Member's or former Member's Spouse, and (d) the right to revoke a prior waiver and the effect of the revocation. This written explanation will be provided within the latest of the period (a) beginning on the first day of the Plan Year in which the Member or former Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member or former Member attains age 35, (b) ending one year after the individual becomes a Member, or
         (c) ending one year after the QPSA rules first become effective with respect to the Member or former Member.

         6.21 OPTIONAL FORMS OF DISTRIBUTION. On and after the date on which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code, all of the optional forms of payment available under the Quanex Corporation Salaried Employees' Pension Plan (as discussed more fully in Appendix C hereto) will be available under the Plan.

         6.22 TIME OF DISTRIBUTIONS. Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:

                  (a) DISTRIBUTION DEADLINES FOR MEMBERS OR FORMER MEMBERS WHO ARE 70 1/2 OR OLDER. If a Member or former Member attains 70 1/2, the Member or former Member must elect to receive the distribution required under section 401(a)(9) of the Code in one lump sum or in installments which must commence by his Required Beginning Date. If installments are elected, each installment paid must be equal to or greater than the minimum required distribution under section 401(a)(9) of the Code.

                  (b) DISTRIBUTION DEADLINE FOR DEATH BENEFITS. If a Member or former Member dies before the distribution of his Plan benefit has commenced, his entire interest shall be distributed within five years after his death. If a Member or former Member dies after the distribution of his Plan benefit has commenced, the remaining portion of his interest in the Plan, if any, will be distributed at least as rapidly as under the installment method of distribution selected by him.

                  (c) LIMITATIONS ON DEATH BENEFITS. Benefits payable under the Plan shall not be provided in any form that would cause a Member's death benefit to be more than incidental. Any distribution required to satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.

                  (d) COMPLIANCE WITH SECTION 401(a)(9). All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with such Section.

                  (e) COMPLIANCE WITH SECTION 401(a)(14). Unless the Member or former Member otherwise elects, the payment of benefits under the Plan to the Member or former Member will begin not later than the 60th day after the close of the Plan Year in which occurs the latest of (a) the date on which the Member or former Member attains the later of age 62 or Retirement Age, (b) the tenth anniversary of the year in which the Member or former Member commenced participation in the Plan, or (c) the Member's or former Member's Separation From Service.

         6.23 DESIGNATION OF BENEFICIARY. Each Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member and filed with the Committee. If no designation is on file at the time of a Member's death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member's Spouse, if living, or if not, the executor, administrator or other personal representative of the Member's estate.

         If a Member is considered to be married under local law, the Member's designation of any Beneficiary, other than the Member's Spouse, shall not be valid unless the spouse acknowledges in writing that she understands the effect of the Member's beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The written acknowledgement and consent must be filed with the Committee, signed by the Spouse and at least two witnesses, one of whom must be a member of the Committee or a notary public. However, if the Spouse cannot be located or there exist other circumstances as described in sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member's Spouse's acknowledgement and consent may be waived. If a Beneficiary other than the Member's Spouse is named, the designation shall become invalid if the Member is later determined to be married under local law, the Member's missing Spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of the Member's Spouse no longer exist.

         6.24 DISTRIBUTIONS TO DISABLED PERSONS. If the Committee determines that any person to whom a payment is due is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the Spouse, brother, sister or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and Trust and the obligations of the Employer, the Trustee, the Trust Fund and the Committee.

                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN


         7.01 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer the Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

         7.02 POWERS. The Committee is a fiduciary. It has the exclusive responsibility for the general administration of the Plan and Trust, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

                  (a) to make rules for administering the Plan and Trust so long as they are not inconsistent with the terms of the Plan;

                  (b) to construe all provisions of the Plan and Trust;

                  (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan or Trust;

                  (d) to select, employ, and compensate at any time any consultants, actuaries, accountants, attorneys, and other agents and employees the Committee believes necessary or advisable for the proper administration of the Plan and Trust; any firm or person selected may be a disqualified person, but only if the requirements of section 4975(d) of the Code have been met;

                  (e) to determine all questions relating to eligibility, Active Service, Compensation, allocations and all other matters relating to benefits or Members' entitlement to benefits;

                  (f) to determine all controversies relating to the administration of the Plan and Trust, including but not limited to any differences of opinion arising between an Employer and the Trustee or a Member, or any combination of them and any questions it believes advisable for the proper administration of the Plan and Trust;

                  (g) to direct or to appoint an investment manager or managers who can direct the Trustee in all matters relating to the investment, reinvestment and management of the Trust Fund;

                  (h) to direct the Trustee in all matters relating to the payment of Plan benefits; and

                  (i) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan and Trust.


                                     VII-1

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Section and all other Sections of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

         7.03 ORGANIZATION. The Committee may select, from among its members, a chairman, and may select a secretary. The secretary need not be a member of the Committee. The secretary shall keep all records, documents and data pertaining to its administration of the Plan and Trust.

         7.04 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.

         7.05 SIGNATURES. The chairman, the secretary and any one or more of the members of the Committee to which the Committee has delegated the power shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after it is notified of any delegation of power in writing, shall accept and may rely upon any document executed by the appropriate member or members as representing the action of the Committee until the Committee files a written revocation of that delegation of power with the Trustee.

         7.06 DISQUALIFICATION OF COMMITTEE MEMBER. A member of the Committee who is also a Member of the Plan shall not vote or act upon any matter relating solely to himself.

         7.07 DISCLOSURE TO MEMBERS. The Committee shall make available to each Member and Beneficiary for his examination those records, documents and other data required under ERISA, but only at reasonable times during business hours. No Member or Beneficiary has the right to examine any data or records reflecting the compensation paid to any other Member or Beneficiary. The Committee is not required to make any other data or records available other than those required by ERISA.

         7.08 LIABILITY OF COMMITTEE AND LIABILITY INSURANCE. No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager appointed by the Committee or any other agent appointed by the Committee unless required by the terms of ERISA or another applicable state or federal law under which liability cannot be waived. No member of the Committee shall be liable for any act or omission of his own unless required by ERISA or another applicable state or federal law under which liability cannot be waived.

         If the Committee directs the Trustee to do so, it may purchase out of the Trust Fund insurance for the members of the Committee, for any other fiduciaries appointed by the Committee and for the Trust Fund itself to cover liability or losses occurring because of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed under the Plan. But, that insurance must permit recourse by the insurer against the members of the Committee or the other


                                     VII-2
fiduciaries concerned if the loss is caused by breach of a fiduciary obligation by one or more members of the Committee or other fiduciary.

         7.09 EXEMPTION FROM BOND. No member of the Committee is required to give bond for the performance of his duties unless required by a law which cannot be waived.

         7.10 COMPENSATION. The Committee shall serve without compensation but shall be reimbursed by the Trust Fund for all expenses properly incurred in the performance of its duties unless the Employer elects to pay those expenses.

         7.11 PERSONS SERVING IN DUAL FIDUCIARY ROLES. Any person, group of persons, corporations, firm or other entity, may serve in more than one fiduciary capacity with respect to the Plan, including serving as both Trustee and as a member of the Committee.

         7.12 ADMINISTRATOR. For all purposes of ERISA, the administrator of the Plan is the Sponsor. The administrator has the final responsibility for compliance with all reporting and disclosure requirements imposed under all applicable federal or state laws and regulations.


                                     VII-3

                                  ARTICLE VIII

                          TRUST FUND AND CONTRIBUTIONS


         8.01 FUNDING OF PLAN. The Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.

         8.02 INCORPORATION OF TRUST. Each Trust is a part of the Plan. All rights or benefits which accrue to a person under the Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with the Plan.

         8.03 AUTHORITY OF TRUSTEE. Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in his separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of the Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of the Plan.

         8.04 ALLOCATION OF RESPONSIBILITY. To the fullest extent permitted under Section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, the Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of his act or failure to act.


                                     VIII-1

                                   ARTICLE IX

                       ADOPTION OF PLAN BY OTHER EMPLOYERS


         9.01 ADOPTION PROCEDURE. Any business organization may, with the approval of the Board of Directors, adopt the Plan by:

                  (a) a certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument; and

                  (b) providing all information required by the Committee and the Trustee.

         9.02 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Employer shall become a part of the Plan. However, neither the adoption of the Plan and its related Trust Fund by an Employer nor any act performed by it in relation to the Plan and its related Trust Fund shall ever create a joint venture or partnership relation between it and any other Employer.

         9.03 ALL TRUST ASSETS AVAILABLE TO PAY ALL BENEFITS. The Accounts of Members employed by the Employers which adopt the Plan shall be commingled for investment purposes. All assets in the Trust Fund shall be available to pay benefits to all Members employed by any Employer.

         9.04 QUALIFICATION A CONDITION PRECEDENT TO ADOPTION AND CONTINUED PARTICIPATION. The adoption of the Plan and the Trust or Trusts used to fund the Plan by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust or Trusts and that the Plan and the Trust or Trusts that are applicable to it continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust Fund allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate Trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION


         10.01 RIGHT TO AMEND AND LIMITATIONS THEREON. The Sponsor has the sole right to amend the Plan. An amendment may be made by a certified resolution or consent of the Board of Directors, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:

                  (a) vest in an Employer any interest in the Trust Fund;

                  (b) cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries except under the circumstances described in Section 4.10;

                  (c) decrease the Account of any Employee, or eliminate an optional form of payment in violation of section 411(d)(6) of the Code;

                  (d) increase substantially the duties or liabilities of the Trustee without its written consent; or

                  (e) change the vesting schedule to one which would result in the nonforfeitable percentage of a Member's Account (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Member with at least three years of Active Service as of the date of the amendment or change shall have his nonforfeitable percentage computed under the Plan without regard to the amendment or the change if that results in a higher nonforfeitable percentage.

         Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment. A rejection shall constitute a withdrawal from the Plan by that Employer unless the Sponsor acquiesces in the rejection.

         10.02 MANDATORY AMENDMENTS. The Contributions of each Employer to the Plan are intended to be:

                  (a) deductible under the applicable provisions of the Code;

                  (b) except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

                  (c) except as otherwise prescribed by applicable law, exempt from withholding under the Code; and

                  (d) excludable from any Employee's regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.

         The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.

         10.03 WITHDRAWAL OF EMPLOYER. An Employer may withdraw from the Plan and its related Trust Fund if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor Trustee or Trustees when it receives a designation of the successor from the withdrawing Employer.

         A withdrawal shall not terminate the Plan and its related Trust Fund with respect to the withdrawing Employer, if the Employer either appoints a successor Trustee or Trustees and reaffirms the Plan and its related Trust Fund as its new and separate plan and trust intended to qualify under section 401(a) of the Code, or establishes another plan and trust intended to qualify under section 401(a) of the Code.

         The determination of the Committee, in its sole discretion, of the portion of the Trust Fund that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee's transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor Trustee or Trustees.

         10.04 TERMINATION OF PLAN. The Sponsor may terminate the Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination.

         10.05 PARTIAL OR COMPLETE TERMINATION OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Without regard to any other provision of the Plan, if there is a partial or total termination of the Plan or there is a complete discontinuance of the Employer's Contributions, each of the affected Members shall immediately become 100 percent vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member's Account beginning with the Plan Year for which they were resumed.

         10.06 CONTINUANCE PERMITTED UPON SALE OR TRANSFER OF ASSETS. An Employer's participation in the Plan and its related Trust Fund shall not automatically terminate if it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization and its Employees and substantially all of its assets are transferred to another entity, liquidates, or dissolves, if there is a successor organization. Instead, the successor may assume and continue the Plan and its related Trust Fund by executing a direction, entering into a contractual commitment or adopting a resolution providing for the continuance of the Plan and its related Trust Fund. Only upon the successor's rejection of the Plan and its related Trust Fund or its failure to respond to the Employer's, the Sponsor's or the Trustee's request that it affirm its assumption of the Plan within 90 days of the request shall the Plan automatically terminate. In that event, the appropriate portion of the Trust Fund shall be distributed exclusively to the Members or their Beneficiaries as soon as possible. If there is a disposition to an unrelated entity of substantially all of the assets used by the Employer in a trade or business or a disposition by the Employer of its interest in a subsidiary, the Employer may make a lump sum distribution from the Plan if it continues the Plan after the disposition; but the distribution can only be made for those Members who continue employment with the acquiring entity.

                                   ARTICLE XI

                                  MISCELLANEOUS


         11.01 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of the Plan and its related Trust Fund is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

         11.02 BENEFITS PROVIDED SOLELY FROM TRUST. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund. No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.

         11.03 ASSIGNMENTS PROHIBITED. No principal or income payable or to become payable from the Trust Fund shall be subject: to anticipation or assignment by a Member or by a Beneficiary to attachment by, interference with, or control of any creditor of a Member or Beneficiary, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member or Beneficiary prior to its actual receipt by the Member or Beneficiary. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the Trust Fund, any part of it, or any interest in it by a Member or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of this Trust Fund itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member or Beneficiary of the Trust Fund, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member's Account shall not apply to Qualified Domestic Relations Orders.

         11.04 REQUIREMENTS UPON MERGER OR CONSIDERATION OF PLANS. The Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

         11.05 GENDER OF WORDS USED. If the context requires it, words of one gender when used in the Plan shall include the other gender, and words used in the singular or plural shall include the other.

         11.06 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

         11.07 REEMPLOYED VETERANS. The requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied with in the operation of the Plan in the manner permitted under section 414(u) of the Code.

         11.08 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the laws of the United States.

         IN WITNESS WHEREOF, Piper Impact, Inc. has caused this Agreement to be executed this day of July 1998, in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of January 1998, except for those provisions which have an earlier effective date provided by law, or as otherwise provided under applicable provisions of the Plan.

                                        PIPER IMPACT, INC.


                                        By
                                          --------------------------

                                        ----------------------------
                                                      Title

                                   APPENDIX A

                          LIMITATIONS ON CONTRIBUTIONS

                               PART A. DEFINITIONS

         DEFINITIONS. As used herein the following words and phrases have the meaning attributed to them below:

                  (a) "ACTUAL CONTRIBUTION RATIO" means the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year. For this purpose, effective for Plan Years starting on or after January 1, 1998, Annual Compensation for any portion of the Plan Year in which the Employee was not an eligible Employee (as defined in Section 2.1 of Appendix A) will not be taken into account.

                  (b) "ACTUAL DEFERRAL PERCENTAGE" means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee's Annual Compensation for the Plan Year.

                  (c) "ACTUAL DEFERRAL RATIO" means the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee's Annual Compensation for the same Plan Year. For this purpose, effective for Plan Years starting on or after January 1, 1998, Annual Compensation for any portion of the Plan Year in which the Employee was not an eligible Employee (as defined in Section 2.1 of Appendix A) will not be taken into account.

                  (d) "ANNUAL ADDITIONS" means the sum of the following amounts credited on behalf of a Member for the Limitation Year: (a) Employer contributions, (b) Employee contributions and (c) forfeitures. Excess 401(k) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution. Excess Deferrals that are timely distributed as set forth in Section
         3.2 of Appendix A will not be treated as Annual Additions.

                  (e) "CONTRIBUTION PERCENTAGE" means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee's Annual Compensation for the Plan Year.

                  (f) "EXCESS 401(k) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid to the Trustee on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 2.1 of Appendix A.

                  (g) "EXCESS AGGREGATE 401(m) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of
         Section 401(m) Contributions actually paid to the Trustee on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section 2.2 of Appendix A.

                  (h) "LIMITATION YEAR" means the calendar year.

                  (i) "SECTION 401(k) CONTRIBUTIONS" means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year, Matching Contributions (to the extent that the Matching contributions are not used to enable the Plan to satisfy the minimum contribution requirements of section 416 of the Code) and Qualified Nonelective Employer Contributions that the Employer elects to have treated as section 401(k) Contributions pursuant to section 401(k)(3)(d)(ii) of the Code.

                  (j) "SECTION 401(m) CONTRIBUTIONS" means the sum of Matching Contributions and After-Tax Contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(m) Contributions pursuant to section 401(m)(3)(B) of the Code. However, Matching Contributions and Salary Deferral Contributions that the Employer could otherwise elect to have treated as Section 401(m) Contributions are not Section 401(m) Contributions to the extent that they are used to enable the Plan to satisfy the minimum contribution requirements of section 416 of the Code.

             PART B. SUMMARY OF SECTIONS 415 AND 402(g) LIMITATIONS

         1.1 SECTION 415 LIMITATION ON TOTAL ALLOCATIONS. The Annual Additions that may be credited to an individual Member's Accounts under this Plan and any other qualified defined contribution plan maintained by an Affiliated Employer for a Limitation Year shall not exceed the lesser of (a) $30,000.00 (as adjusted by the Secretary of Treasury), or (b) 25 percent of the Member's Annual Compensation for the Limitation Year. If the Limitation Year is ever less than 12 months, the $30,000.00 limitation (as adjusted by the Secretary of Treasury) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Limitation Year, and the denominator of which is 12. The Plan will be operated in compliance with section 415 of the Code and its Regulations, the terms of which are incorporated in this Plan.

         1.2 DOLLAR LIMITATION ON SALARY DEFERRAL CONTRIBUTIONS. The maximum Salary Deferral Contribution that a Member may elect to have made on his behalf during the Member's taxable year may not, when added to the amounts deferred on a pre-tax basis under other plans or arrangements described in sections 401(k), 408(k), 403(b) and 408(p) of the Code exceed $7,000.00 (as adjusted by the Secretary of Treasury). For purposes of applying the requirements of Section 2.1 of Appendix A and Appendix B, Excess Deferrals shall not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with Section 3.2 of Appendix A. However, Excess Deferrals made to the Plan on behalf of Non-Highly Compensated Employees will not be taken into account under
Section 2.1 of Appendix A.

            PART C. SUMMARY OF SECTIONS 401(k) AND 401(m) LIMITATIONS

         2.1 LIMITATION BASED UPON ACTUAL DEFERRAL PERCENTAGE. The Actual Deferral Percentage for Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the same Plan Year which meets either of the following tests:

                  (a) the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

                  (b) the excess of the Actual Deferral Percentage of the Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

         For purposes of this test, an eligible Employee is an Employee who is directly or indirectly eligible to make Salary Deferral Contributions for all or part of the Plan Year. A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee. If no Salary Deferral Contributions are made for an eligible Employee, the Actual Deferral Ratio that shall be included for him in determining the Actual Deferral Percentage is zero. If this Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in this Plan and the other plans shall be treated as one plan for these tests. If any Highly Compensated Employee is a Member of this Plan and any other cash or deferred arrangements of the Employer, when determining the deferral percentage of the Employee, all of the cash or deferred arrangements are treated as one. A Salary Deferral Contribution will be taken into account under the Actual Deferral Percentage test of Code section 401(k) and this Section for a Plan Year only if it relates to Annual Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election). In addition, a Section 401(k) Contribution will be taken into account under the Actual Deferral Percentage test of Code section 401(k) and this Section for a Plan Year only if it is allocated to an Employee as of a date within that Plan Year. For this purpose, a Section 401(k) Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after that date and the
Section 401(k) Contribution is actually paid to the Trustee no later than 12 months after the Plan Year to which the Section 401(k) Contribution relates. Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan's cash or deferred arrangement to be disqualified for the Plan Year for which the Excess 401(k) Contributions were made and for all subsequent years during which they remain in the Plan Fund. Also, the Employer will be liable for a ten percent excise tax on the amount of Excess 401(k) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

         2.2 LIMITATION BASED UPON CONTRIBUTION PERCENTAGE. The Contribution Percentage for eligible Highly Compensated Employees for any Plan Year must not exceed the greater of the following:

                  (c) the Contribution Percentage for all other eligible Employees for the same Plan Year multiplied by 1.25; or

                  (d) the lesser of the Contribution Percentage for all other eligible Employees for the preceding Plan Year multiplied by two, or the Contribution Percentage for all other eligible Employees for the preceding Plan Year plus two percentage points.

         For purposes of this test, an eligible Employee is an Employee who is directly or indirectly eligible to make After-Tax Contributions or to receive an allocation of Matching Contributions under the Plan for all or part of the Plan Year. A person who is suspended from making After-Tax Contributions because he has made a withdrawal, a person who would be eligible to receive an allocation of Matching Contributions but for his election not to participate and a person who would be eligible to receive an allocation of Matching Contributions but for the limitation on his Annual Additions imposed by section 415 of the Code are all eligible Employees. If no Section 401(m) Contributions are made on behalf of an eligible Employee, the Actual Contribution Ratio that shall be included for him in determining the Contribution Percentage is zero. If this Plan and any other plan or plans to which Section 401(m) Contributions are made are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, this Plan and those plans are to be treated as one. The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of an Affiliated Employer to which employee or matching contributions are made is calculated by treating all the plans in which the Employee is eligible to participate as one plan. However, plans that are not permitted to be aggregated under Regulation section 1.410(m)-1(b)(3)(ii) are not aggregated for this purpose. A Matching Contribution will be taken into account under this Section 2.2 of Appendix A for a Plan Year only if (a) it is allocated to the Employee's Account as of a date within the Plan Year, (b) it is paid to the Trustee no later than the end of the 12-month period beginning after the close of the Plan Year, and (c) it is made on behalf of an Employee on account of his Salary Deferral Contributions for the Plan Year. At the election of the Employer, a Member's Salary Deferral Contributions and Qualified Nonelective Employer Contributions made on behalf of the Member during the Plan Year shall be treated as Section 401(m) Contributions that are Matching Contributions provided that the conditions set forth in Regulation section 1.401(m)-1(b)(5) are satisfied. Salary Deferral Contributions may not be treated as Matching Contributions for purposes of the Contribution Percentage test unless the contributions, including those taken into account for purposes of the test, satisfy the Actual Deferral Percentage test set forth in Section 2.1 of Appendix
A. Salary Deferral Contributions and Qualified Nonelective Employer Contributions may not be taken into account for purposes of the test to the extent that those contributions are taken into account in determining whether any other contributions satisfy the Actual Deferral Percentage test set forth in
Section 2.1 of Appendix A. Finally, Salary Deferral Contributions and Qualified Nonelective Employer Contributions may be taken into account for purposes of the test only if they are allocated to the Employee's Account as of a date within the Plan Year being tested within the meaning of Regulation section 1.401(k)-1(b)(4). Failure to correct Excess Aggregate 401(m) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be qualified for the Plan Year for which the Excess Aggregate 401(m) Contributions were made and for all subsequent years during which they remain in the Plan Fund. Also, the Employer will be liable for a ten percent excise tax on the amount of Excess Aggregate 401(m) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

         2.3 ALTERNATIVE LIMITATION BASED UPON ACTUAL DEFERRAL PERCENTAGE AND CONTRIBUTION PERCENTAGE. If the second alternative permitted in Sections 2.1 and
2.2 of Appendix A is used for both the Actual Deferral Percentage test and the Contribution Percentage test, the following additional limitation on Salary Deferral Contributions shall apply.

The Actual Deferral Percentage plus the Contribution Percentage of the eligible Highly Compensated Employees cannot exceed the greater of (a) or (b), where:

                  (a) is the sum of:

                           (i) 1.25 times the greater of the Actual Deferral
                  Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees for the preceding Plan Year, and

                           (ii) the lesser of (x) two percentage points plus the
                  lesser of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees for the preceding Plan Year or (y) two times the lesser of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees for the preceding Plan Year, and

                  (b) is the sum of:

                           (i) 1.25 times the lesser of the Actual Deferral
                  Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees for the preceding Plan Year, and

                           (ii) the lesser of (x) two percentage points plus the
                  greater of the Actual Deferral Percentage or the Contribution Percentage of the eligible Non-Highly Compensated Employees for the preceding Plan Year or (y) two times the greater of the Actual Deferral Percentage or the Contribution Percentage of the group of eligible Non-Highly Compensated Employees for the preceding Plan Year.

            PART D. CORRECTION PROCEDURES FOR ERRONEOUS CONTRIBUTIONS

         3.1 CORRECTION OF EXCESS ANNUAL ADDITIONS. If Annual Additions are made in excess of the limitations contained in Section 1.1 of Appendix A, to the maximum extent permitted by law, those excess Annual Additions shall be attributed to the Plan. If an excess Annual Addition attributed to the Plan is held or contributed as a result of the allocation of forfeitures, reasonable error in estimating a Member's Annual Compensation, reasonable error in calculating the maximum Salary Deferral Contribution that may be made for a Member under section 415 of the Code or because of other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the excess Annual Addition shall be corrected as follows:

                  (a) first, the excess Annual Addition shall be reduced to the extent necessary by distributing to the Member all Salary Deferral Contributions together with their earnings. These distributed amounts are disregarded for purposes of the testing and limitations contained in this Appendix A;

                  (b) second, if the Member is still employed by the Employer at the end of the Plan Year, any remaining excess funds shall be placed in an unallocated suspense account to be applied to reduce future Employer Contributions for that Member for as many Plan Years as are necessary to exhaust the suspense account in keeping with the amounts which would otherwise be allocated to that Member's Account; and

                  (c) third, if the Member is not employed by the Employer at the end of the Plan Year, the remaining excess funds shall be placed in an unallocated suspense account to reduce future Employer Contributions for all remaining Members for as many Plan Years as are necessary to exhaust the suspense account.

                  (d) If the Plan terminates prior to the exhaustion of the suspense account, the remaining amount shall revert to the Employer.

         3.2 EXCESS DEFERRAL FAIL SAFE. As soon as practical after the close of each Plan Year, the Committee shall determine if there would be any Excess Deferrals. If there would be an Excess Deferral by a Member, the Excess Deferral as adjusted by any earnings or losses, will be distributed to the Member no later than April 15 following the Member's taxable year in which the Excess Deferral was made. The income allocable to the Excess Deferrals for the taxable year of the Member shall be determined by multiplying the income for the taxable year of the Member allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of the Excess Deferrals made on behalf of the Member for the taxable year. The denominator of the fraction is the Member's total Salary Deferral Account balance as of the beginning of the taxable year plus the Member's Salary Deferral Contributions for the taxable year.

         3.3 ACTUAL DEFERRAL PERCENTAGE FAIL SAFE. As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation set forth in Section 2.1 of Appendix A. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by Section 3.6 of Appendix A) shall be distributed, or (b) the Employer may make a Qualified Nonelective Employer Contribution which it elects to have treated as a Section 401(k) Contribution. The amount of Excess 401(k) Contributions to be distributed shall be that amount of the Salary Deferral Contributions by or on behalf of those Highly Compensated Employees with the largest Salary Deferral Contributions as is equal to the Excess 401(k) Contributions, taken ratably from each Account, based solely on those Salary Deferral Contributions for the Plan Year. This initial distribution shall not reduce those Accounts affected below the next highest level of Salary Deferral Contributions. If any further reduction is necessary, the same process is to be repeated at the next highest level of Salary Deferral Contributions by or on behalf of the Highly Compensated Employees, and if necessary repeated in successively lower levels of Salary Deferral Contributions until the cash or deferred arrangement satisfies the Actual Deferral Percentage test. Qualified Nonelective Employer Contributions shall be treated as Section 401(k) Contributions only if: (a) the conditions described in Regulation section 1.401(k)- 1(b)(5) are satisfied and (b) they are allocated to Members' Accounts as of a date within that Plan Year and are actually paid to the Trustee no later than the end of the 12-month period immediately following the Plan Year to which the contributions relate. If the Employer makes a Qualified Nonelective Employer Contribution that it elects to have treated as a Section 401(k) Contribution, the Contribution will be in an amount necessary to satisfy the Actual Deferral Percentage test and will be allocated first to those Non-Highly Compensated Employees who had the lowest Actual Deferral Ratios. Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the amount of contributions by or on behalf of each Highly Compensated Employee. The amount of Excess 401(k) Contributions to be distributed for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year.

         3.4 CONTRIBUTION PERCENTAGE FAIL SAFE. If the limitation set forth in
Section 2.1 or 2.2 of Appendix A would be exceeded for any Plan Year, before the close of the following Plan Year any one or more of the following corrective actions shall be taken, as determined by the Committee in its sole discretion:
(a) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the specific manner required by Section 3.6 of Appendix A) shall be distributed, or (b) the Employer may make a Qualified Nonelective Employer Contribution which it elects to have treated as a Section 401(m) Contribution. Any distributions of the Excess Aggregate 401(m) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the amount of Section 401(m) Contributions made to the Plan by or on their behalf determined under the leveling procedure described in Section 3.3 of Appendix A.

         3.5 ALTERNATIVE LIMITATION FAIL SAFE. As soon as practicable after the close of each Plan Year, the Committee shall determine whether the alternative limitation would be exceeded. If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year the Actual Deferral Percentage or Contribution Percentage of the eligible Highly Compensated Employees, or a combination of both, shall be reduced by distributions made in the manner described in the Regulations. These distributions shall be in addition to and not in lieu of distributions required for Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.

         3.6 INCOME ALLOCABLE TO EXCESS 401(k) AND EXCESS AGGREGATE 401(m) CONTRIBUTIONS. The income allocable to Excess 401(k) Contributions for any Member for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(k) Contributions by a fraction. The numerator of the fraction is the amount of Excess 401(k) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction is the Member's total Account balance attributable to Section 401(k) Contributions as of the beginning of the Plan Year plus the Member's Section 401(k) Contributions for the Plan Year. The income allocable to Excess Aggregate 401(m) Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(m) Contributions by a fraction. The numerator of the fraction is the amount of Excess Aggregate 401(m)

Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction is the Member's total Account balance attributable to Section 401(m) Contributions as of the beginning of the Plan Year plus the Member's
Section 401(m) Contributions for the Plan Year.

                                   APPENDIX B

                             TOP-HEAVY REQUIREMENTS

         DEFINITIONS. As used herein, the following words and phrases have the meaning attributed to them below:

         (a) "AGGREGATE ACCOUNTS" means the total of all Account balances derived from Employer Contributions and Rollover Contributions.

         (b) "AGGREGATION GROUP" means (a) each plan of the Employer or any Affiliated Employer in which a Key Employee is a Member and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either section 401(a)(4) or 410 of the Code. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of section 401(a)(4) and 410 of the Code with that plan being taken into account.

         (c) "DETERMINATION DATE" means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.

         (d) "KEY EMPLOYEE" means an Employee or former or deceased Employee or Beneficiary of an Employee who at any time during the Plan Year or any of the four preceding Plan Years is (a) an officer of an Employer or any Affiliated Employer having Annual Compensation greater than 50 percent of the annual addition limitation of section 415(b)(1)(A) of the Code for the Plan Year, (b) one of the ten employees having Annual Compensation from an Employer or any Affiliated Employer of greater than 100 percent of the annual addition limitation of Section 415(c)(1)(A) of the Code for the Plan Year and owning or considered as owning (within the meaning of Section 318 of the Code) the largest interest in an Employer or any Affiliated Employer, treated separately, (c) a Five Percent Owner of an Employer or any Affiliated Employer, treated separately, or (d) a one percent owner of an Employer or any Affiliated Employer, treated separately, having Annual Compensation from an Employer or any Affiliated Employer of more than $150,000.00. For this purpose no more than 50 employees or, if lesser, the greater of three employees or ten percent of the employees shall be treated as officers. Section 416(i) of the Code shall be used to determine percentage of ownership. For the purpose of the test set out in (b) above, if two or more employees have the same interest in an Employer, the employee with the greater Annual Compensation from the Employer shall be treated as having the larger interest.

         (e) "NON-KEY EMPLOYEE" means any Employee who is not a Key Employee.

         (f) TOP-HEAVY PLAN" means any plan which has been determined to be top-heavy under the test described in Appendix B of the Plan.

         1.1 APPLICATION. The requirements described in this Appendix B shall apply to each Plan Year that the Plan is determined to be a Top-Heavy Plan .

         1.2 TOP-HEAVY TEST. If on the Determination Date the Aggregate Accounts of Key Employees in the Plan exceed 60 percent of the Aggregate Accounts of all Employees in the Plan, the Plan shall be a Top-Heavy Plan for that Plan Year. In addition, if the Plan is required to be included in an Aggregation Group and that group is a top-heavy group, this Plan shall be treated as a Top-Heavy Plan. An Aggregation Group is a top-heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains the Plan, plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains the Plan) is more than 60 percent of a similar sum determined for all employees covered in the Aggregation Group which contains the Plan.

         In applying the above tests, the following rules shall apply:

         (a) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan during the five-year period ending on the Determination Date;

         (b) all rollover contributions made after December 31, 1983 by the Employee to the Plan shall not be considered by the Plan for either test;

         (c) if an Employee is a Non-Key Employee under the plan for the Plan Year but was a Key Employee under the plan for another prior Plan Year, his Account shall not be considered; and

         (d) benefits shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Employer during the last five-year period ending upon the Determination Date.

         1.3 VESTING RESTRICTIONS IF PLAN BECOMES TOP-HEAVY. If a Member has at least one Hour of Service during a Plan Year when the Plan is a Top-Heavy Plan, he shall either vest under each of the normal vesting provisions of the Plan or under the following vesting schedule, whichever is more favorable:

                                                                                      Percentage of Amount Invested
                                                                                        In Accounts Containing
         Completed Years of Active Service                                              Employer Contributions
         ---------------------------------                                              ----------------------
         Less than two years............................................................             0%
         Two years but less than three years............................................            20%
         Three years but less than four years...........................................            40%
         Four years but less than five years............................................            60%
         Five years but less than six years.............................................            80%
         Six years or more..............................................................           100%

If the Plan ceases to be a Top-Heavy Plan, this requirement shall no longer apply. After that date, the normal vesting provisions of the Plan shall be applicable to all subsequent Contributions by the Employer.

         1.4 MINIMUM CONTRIBUTIONS IF PLAN BECOMES TOP-HEAVY. If the Plan is a Top-Heavy Plan and the normal allocation of the Employer Contribution and forfeitures is less than three percent of any Non-Key Employee Member's Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Contribution and the forfeitures among the Members who are in the employ of the Employer at the end of the Plan Year in proportion to each Member's Annual Compensation as compared to the total Annual Compensation of all Members for that Plan Year until each Non-Key Employee Member has had an amount equal to the lesser of (i) the highest rate of Contribution applicable to any Key Employee, or (ii) three percent of his Annual Compensation allocated to his Account. At that time, any more Employer Contributions or forfeitures shall be allocated under the normal allocation procedures described earlier in the Plan. Salary Deferral Contributions made on behalf of Key Employees are included in determining the highest rate of Employer Contributions. Salary Deferral Contributions made on behalf of Non-Key Employees are not included for that purpose. Amounts that may be treated as Section 401(k) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(k) Contributions for purposes of the Actual Deferral Percentage test.

         In applying this restriction, the following rules shall apply:

         (a) Each Employee who is eligible for membership (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and

         (b) All defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the three percent maximum; this required aggregation shall not apply if the Plan is also required to be included in an Aggregation Group which includes a defined benefit plan and the Plan enables that defined benefit plan to meet the requirements of sections 401(a)(4) or 410 of the Code.

         1.5 COVERAGE UNDER MULTIPLE TOP-HEAVY PLANS. If the Plan is a Top-Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under

Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act or any other federal or state law.

         If a Non-Key Employee is covered by both a Top-Heavy defined contribution plan and a defined benefit plan, he shall receive the defined benefit minimum, offset by the benefits provided under the defined contribution plan.

         1.6 RESTRICTIONS IF PLAN BECOMES SUPER TOP-HEAVY. If the Plan is determined to be a Top-Heavy Plan, the number "1.00" must be substituted for the number "1.25" when applying the limitations of section 415 of the Code to the Plan, unless the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" and the Employer Contribution for the Plan Year for each Non-Key Employee, who is a Member, is not less than four percent of the Member's Annual Compensation.

                                   APPENDIX C

                         OPTIONAL FORMS OF DISTRIBUTION

         Subject to Sections 6.16, 6.18 and 6.19 of the Plan, the optional forms of distributions set forth below shall be available on and after the date on which an Employer elects to treat the Plan and the Quanex Corporation Salaried Employees' Pension Plan as one plan for purposes of section 410(b) of the Code:

         1. OPTION A. A pension under which the Member or former Member shall receive equal monthly payments for his lifetime.

         2. OPTION B. A last survivor pension under which the Member or former Member shall receive 85 percent of the monthly pension benefit otherwise payable under Option A, and upon the death of the Member or former Member, the Beneficiary shall receive 1/2 of the monthly pension benefit paid to the Member or former Member prior to this death, provided however, that if the Beneficiary is younger than the Member or former Member, the 85 percent factor shall be reduced by one percent for each full year's difference in the age of the Member or former Member and the Beneficiary, and if the Beneficiary is older than the Member or former Member, the 85 percent factor shall be increased by one percent for each full years difference in the age of the Member or former Member and the Beneficiary (up to a maximum of 100 percent).

         3. OPTION C. A last survivor pension under which the Member or former Member shall receive 70 percent of the monthly pension benefit otherwise payable under Option A, and upon the death of the Member or former Member, the Beneficiary shall receive a monthly pension benefit equal to that paid to the Member or former Member.

         4. OPTION D. A reduced monthly pension payable to the Member or former Member during his lifetime, provided that, if the Member or former Member dies prior to his receipt of an amount equal to 120 monthly payments, the then-present value of the remainder of such 120 monthly payments shall be payable to his Beneficiary in a lump sum. If the former Member dies prior to his receipt of all of such 120 payments without having designated a Beneficiary, of if the Beneficiary predeceases the former Member, the then-present value of any remaining payments shall be paid in a lump sum to the former Member's estate. If the designated Beneficiary dies after the former Member and before all of such 120 monthly payments have been made, the then-present value of the unpaid balance of such payments shall be paid in a lump sum to the Beneficiary's estate.

         5.       LIMITATIONS ON OPTIONS B, C AND D.

                  (a) Options A, B and C will not be available to any member if the reduced pension is less than $10 per month.

                  (b) Except as otherwise provided elsewhere in the Plan, any election shall be automatically revoked if either the Member or former Member or Beneficiary dies before the Member's or former Member's Annuity Starting Date.

                  (c) Where the Beneficiary is a person other than the Member's or former Member's Spouse, the Beneficiary under either Option B or Option C must be of such age and sex that the amount payable to the Member or former Member will exceed 50 percent of the amount that would otherwise be payable if the Member or former Member had elected a life annuity for his life.

                  No pension can exceed the life of the Member or former Member or the life of the Member or former Member and his designated Beneficiary, or in the case of a period certain, the life expectancy of the Member or former Member or the life expectancy of the Member or former Member and his designated Beneficiary.


                                       -1-